UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2004

VECTOR GROUP LTD.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-5759 (Commission File Number)	65-0949535 (I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida (Address of principal executive offices)	33131 (Zip Code)

(305) 579-8000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS.

     Amended Liggett Credit Facility

     On April 14, 2004, our subsidiary, Liggett Group Inc., entered into an Amended and Restated Loan and Security Agreement with Congress Financial Corporation, as lender. The $50,000,000 credit facility replaces Liggett’s current $40,000,000 facility with Congress. The facility is collateralized by all inventories and receivables of Liggett. Borrowings under the facility bear interest at a rate equal to 1.0% above the prime rate of Wachovia Bank, N.A. (the indirect parent of Congress). The facility requires Liggett’s compliance with certain financial and other covenants including a restriction on Liggett’s ability to pay cash dividends unless Liggett’s borrowing availability under the facility for the 30-day period prior to the payment of the dividend, and after giving effect to the dividend, is at least $5,000,000. In addition, the facility imposes requirements with respect to Liggett’s adjusted net worth (not to fall below $8,000,000 as computed in accordance with the agreement) and working capital (not to fall below a deficit of $17,000,000 as computed in accordance with the agreement). The facility expires on March 8, 2008 subject to automatic renewal for an additional year unless a notice of termination is given by the lender at least 60 days prior to such date or the anniversary of such date.

     100 Maple LLC, a company formed by Liggett in 1999 to purchase its Mebane, North Carolina manufacturing plant, has a term loan of approximately $5,000,000 outstanding under Liggett’s credit facility. The remaining balance of the term loan is payable in 25 monthly installments of $77,000 with a final payment of $3,111,000. Interest is charged at the same rate as applicable to Liggett’s credit facility, and the outstanding balance of the term loan reduces the maximum availability under the credit facility. Liggett has guaranteed the term loan, and a first mortgage on the Mebane property and manufacturing equipment collateralizes the term loan and Liggett’s credit facility.

     The foregoing description of the amended credit facility is qualified in its entirety by reference to the Amended and Restated Loan and Security Agreement, which is included as Exhibit 4.1 hereto and incorporated herein by reference.

     Liggett Vector Brands Restructuring

     As part of the continuing effort to adjust the cost structure of our tobacco business and improve operating efficiency, Liggett Vector Brands Inc. will eliminate approximately 85 positions during the second quarter of 2004. As a result of these actions, we currently expect to recognize additional pre-tax restructuring charges of approximately $2,000,000 during 2004, including approximately $800,000 relating to employee severance and benefit costs and approximately $1,200,000 for contract termination and other associated costs. Approximately $470,000 of these charges represent non-cash items. We currently anticipate approximately $400,000 of the charges will be recognized in the first quarter of 2004, with the balance to be recognized primarily in the second quarter.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

EXHIBIT NO.	DESCRIPTION

4.1	Amended and Restated Loan and Security Agreement, dated as of April 14, 2004, by and between Congress Financial Corporation, as lender, Liggett Group Inc., as borrower, 100 Maple LLC and Epic Holdings Inc.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ Joselynn D. Van Siclen
Joselynn D. Van Siclen
Vice President and Chief Financial Officer

Date: April 19, 2004

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